Exhibit 24.2
                        Consent of Livingston & Haynes, P.C.



                           Livingston & Haynes, P.C.
                           40 Grove Street
                           Wellesley, MA  02181-7702
                           TEL:   (617) 237-3339
                           FAX:   (617) 237-3606




                           INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 (relating to 1,692,000 shares of Quadrax Corporation common stock, par value $.000009) of our report, dated March 14, 1997, which expresses an unqualified opinion and includes an explanatory paragraph relating to the ability of Quadrax Corporation to continue as a going concern, accompanying the Annual Report on Form 10-KSB of Quadrax Corporation for the year ended December 31, 1996.


           /s/Livingston & Haynes, P.C.
              Livingston & Haynes, P.C.

Wellesley, Massachusetts
June 18, 1997